Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEEMENT (the "Agreement") is made and entered into as of the 21 day of March 2017, by and between ActiveCare, Inc., a Delaware corporation having an address at 1365 West Business Park Drive, Suite 100, Orem, Utah 84058 (the "Borrower"), and Jeff Greene, having an address at 135 Stanley Farm Road, Kernersville, North Carolina 28645 (the "Lender").

WHEREAS, the Lender and Borrower desire to create a Loan Agreement to reflect such lending.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the lender agree as follows.
TERMS

1. Loan. The Lender hereby agrees to make loans to the Borrower in the maximum aggregate principal amount of Three Hundred Thousand Dollars ($300,000.00) (the "Loan").  The term "Loan Documents", as used herein, shall mean this Agreement and any documents related to the transaction provided for in this Agreement. All amounts advanced hereunder shall be repaid, with interest and applicable fees thereon as provided in this Agreement, by 5:00 PM on June 15, 2017.

2. Advances. The proceeds of advances hereunder may be used to finance the working capital needs of the Borrower.

3. Interest. All sums advanced pursuant to this Agreement after the date hereof shall bear interest from the date each advance is made until paid in full at an interest rate equal 12.75% per annum.

4. Subordination. Such loan shall be subordinate to the Term Loan and Line of Credit put forth by Partners for Growth IV, L.P. on February 19, 2016.

5. Fees. Lender shall be paid a closing fee equal to $3,000.00 with a back-end kicker of $50,000.00

6. Conditions Precedent. The Lender shall not be required to make any advance hereunder unless and until:

(a) All of the documents required by the Lender have been duly executed and delivered to the Lender and shall be in full force and effect.

(b) The representations and warranties contained in this Agreement are then true with the same effect as though the representations and warranties had been made at such time. The request for an advance by the Borrower shall constitute a representation and warranty by it to the Lender that all of the conditions specified herein exist as of that time.

(c) There are no existing conditions events, or acts which constitute a default hereunder, or with the passing of time or giving of notice would constitute a default hereunder.

7. Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make the advances provided for herein, the Borrower represent and warrants to the Lender as follows:

(a) The Borrower is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power to own its assets and to transact business in Utah.

(b) The Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

8. Affirmative Covenants. So long as any amounts due hereunder remain unpaid, the Borrower covenants and agrees that it shall do the following:

(a) The Borrower shall furnish the Lender with such financial statements, balance sheets, and profit and loss statements as the Lender may require. In that connection, the Borrower shall provide such information, which includes the following (i) within thirty (30) days after the close of the second quarter of the Borrower's fiscal year, a financial statement, (ii) within thirty (30) days after the close of the Borrower's fiscal year, a financial statements, and (iii) within sixty (60) days of the end of a calendar year or the date of filing, as the case may be, the Borrower's tax returns and accompanying schedules.

(b) The Borrower shall keep proper books of records and accounts in which full, true, and correct entries will be made of all dealings or transactions relating to its business and activities.

9. Events of Default. An event of default shall occur if any of the following events shall occur:

(a) Failure to pay any principal or interest hereunder within the ten (10) days after the same becomes due.

(b) Any representations or warranty made by the Borrower in this Agreement or in connection with any borrowing or request for an advance hereunder or in any certificate, financial statement, or other statements furnished by the Borrower to the Lender is untrue in any material respect at the time when made.

(c) Default by the Borrower in the observance or performance of any of the covenants or agreements contained in this Agreement.

(d) Default by the Borrower in the observance or performance of any other covenant or agreement contained herein and the continuance of the same unremedied for a period of thirty (30) days after notice thereof is given to the Borrower.

(e) Any of the documents executed and delivered in connection herewith shall for any reason cease to be valid or in full force and effect.

10. Remedies. Upon default by the Borrower as defined in Paragraph 9, above, the Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest or other notice of any kind. The attorney's fees, including such expense incurred before legal action or bankruptcy proceedings, during the pendency thereof and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith shall be paid by the borrower.

12. Miscellaneous Provisions

(a) Notices. All demands, notices, and other communications to be give hereunder, if any, shall be in writing and shall be sufficient for all purpose if personally delivered, sent by facsimile, sent by nationally-recognized courier service, or if sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the respective party at the postal address set forth below or to such other address or addresses as such party may hereafter designate in writing to the other party as herein provided. The present addresses of the parties hereto are as follows:

If to the Borrower:

ActiveCare, Inc.
13654 West Business Park Drive
Suite 100
Orem, UT 84058

If to the Lender:

Jeff Greene
135 Stanley Farm Road
Kernersville, North Carolina 28645

If personally delivered, notice under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. Notice by facsimile and nationally recognized courier service shall be deemed to have been given when received. Notice by mail shall be deemed effective and complete two (2) days after deposit in the United States mail.

(b) Blinding Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, legal representatives, successors, and assigns.

(c) Entire Agreement. This Agreement contains the entire agreement between the parties. No promise, representation, warranty, or covenant not included in this Agreement has been or is relied upon by either party.
(d) Interpretation. Unless otherwise provided, all terms shall have the meaning given them in the ordinary English usage and as customarily used. Words in any gender shall include both other genders. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

(e) Time of Essence. It is expressly stipulated and agreed that time shall be of the essence of this Agreement.

(f) Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provision hereof, and the Agreement shall be construed in all respects as if such invalid provision were omitted.

(g) Headings. The paragraph and other headings contained in this Agreement are for purposes of reference only shall not limit, expand, or otherwise affect the construction of any of the provisions of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah as applied to agreements made and wholly performable in Utah between Utah residents.

(j) Facsimile Signatures. The parties hereto agree that transmission to the other party of this Agreement with its facsimile signatures shall bind the party transmitting this Agreement by facsimile in the same manner as if such party's original signature had been delivered. Without limiting the foregoing, each party who transmits the Agreement with its facsimile signature covenants to deliver the original thereof to the other party as soon as possible thereafter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written by the respective officers duly authorized on their behalf.

Borrower:	ACTIVECARE, INC.
A Delaware Corporation

By /s/ Jeffrey Peterson
Jeffrey Peterson, CEO

The Lender:	JEFF GREENE

/s/ Jeff Greene